UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 12, 2013

The Staffing Group Ltd.

(Exact name of registrant as specified in charter)

Nevada	333-185083	99-0377457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Poydras St., Suite 1165 New Orleans, LA	70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(504) 525-7955

AVIANA, CORP.

11 Hanover Plaza

76 Beaver Street

New York, NY 1005

(212) 933-9071

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 22, 2014, The Staffing Group Ltd. (the “Company”) entered into Share Exchange Agreement (the “Exchange Agreement”) with EmployUS Ltd., a Nevada corporation (“EmployUS”), all of the stockholders of EmployUS (the “EmployUS Shareholders”), and our controlling stockholders pursuant to which, upon closing, we will acquire all of the outstanding shares of EmployUS in exchange for the issuance of 9,351,900 shares of our common stock to the EmployUS Shareholders (the “Share Exchange”).  The shares to be issued to the EmployUS Shareholders in the Share Exchange shall constitute approximately 26.72% of our issued and outstanding shares of common stock as of and immediately after the consummation of the Share Exchange.  In connection with the transaction and the termination of the TSG LOI (defined below), Mr. Joseph Albunio has agreed to cancel, 9,351,900 shares of our common stock upon closing of the Share Exchange.

Conditions for the closing of the Share Exchange include:

•	The Company shall have received an audit report of EmployUS with respect to its two most recently completed fiscal years from an independent accounting firm that is registered with the Public Company Accounting Oversight Board;

•	The Company and EmployUS shall obtain shareholder approval; and

•	The Company shall complete a capital raise of at least $1,500,000.

Upon closing of the Share Exchange, EmployUS will become our wholly owned subsidiary. The Company will cease its prior operations and engage in the business of EmployUS.

EmployUS is a full service turnkey staffing company formed in September of 2010. Initially established to respond to the relief and recovery of the major oil spill in the Gulf of Mexico, EmployUS has since expanded to work on most major construction, chemical, and maritime projects in the Southeast United States. Brent Callais, the company’s founder, used his relationships as a prominent former politician to quickly expand operations throughout the state of Louisiana. From its single initial project three years ago, EmployUS has aggressively grown to 10 offices in 3 states with more than 150 customers and over 3,000 people employed in 2012. The Company anticipates staffing over 4,000 people by the end of 2013.

Early in 2011, it was determined that to expand outside of Louisiana, EmployUS would need to bring in an Industry Expert to oversee the growth and operations of the company. EmployUS hired Brian Mcloone, an industry executive with over 20 years of staffing experience, as Chief Operating Officer. The company is led by a management team consisting of industry professionals that capitalizes on their team’s extensive business experience, track record of profitable growth and nationwide network of client relationships. EmployUS recruits, hires, employs and manages skilled workers, eliminating the need for the client do so. By eliminating this necessary administrative requirement of identifying and employing skilled workers, the client has the ability to focus on the important task of managing and growing their own business without needing to worry about the company’s labor needs.

The services provided include:

•	Payroll related taxes

•	Workers’ compensation coverage

•	General liability insurance

•	Professional risk management team

•	24/7 availability of office staff

•	Safety equipment & training programs

•	Drug & alcohol screenings

•	Background checks/MVR reports

•	Temporary to permanent workers.

To expand the company’s business, the leadership team employs a professional sales team with a lead generation system that targets new customers and utilizes sources such as permits issued for construction projects. The company plans on an aggressive expansion of their existing business and sales model throughout the United States and internationally. In addition, the Company has forged relationships with industry leaders within the safety, training, oil & gas, and risk mitigation sectors. The prospective synergy between these various, interrelated industries and their leaders, we believe, will create growth and increased margins due to the existing pipeline of business and management overlap.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to the provisions of the Exchange Agreement filed as Exhibit 2.1 to this Report, which is incorporated by reference herein.

Item 1.02   Termination of a Material Definitive Agreement.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2013, the Company entered into a binding letter of intent (“TSG LOI”) with The Safety Group Ltd., a Delaware corporation (“TSG”). Pursuant to the TSG LOI, the Company and TSG were to enter into a definitive share exchange agreement, whereby TSG will exchange all of its shares of common stock for shares of the Company’s common stock. Upon completion, TSG would become a wholly-owned subsidiary.

Pursuant to Section 6 of the TSG LOI, either party could terminate the TSG LOI after 5:00 p.m. Eastern Time on December 31, 2013 if a definitive agreement is not executed and delivered by the parties prior to such time. Subsequent to December 31, 2013, the Company notified TSG that it was terminating the TSG LOI. Accordingly, the Company is no longer bound by the TSG LOI and will not enter into such share exchange agreement.

Item 3.02  Unregistered Sales of Equity Securities.

On January 8, 2014, the Company issued 1,000,000 shares of its common stock, par value $0.001 per share, in exchange for $150,000 to one investor.

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption under Section 4(2) since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 4.01  Changes in Registrant’s Certifying Accountant.

Resignation of Previous Independent Registered Public Accounting Firm

On November 14, 2013, Ronald R. Chadwick, P.C. (“Chadwick”), a registered public accounting firm, resigned as our independent registered public accounting firm. On the same date, the Board of Directors of the Company approved the resignation.

Chadwick was the independent registered public accounting firm for the Company from June 12, 2010 until November 14, 2013. The report of Chadwick dated October 30, 2012 on the Company’s balance sheet as of September 30, 2012, and the related statement of operations, shareholders’ deficit and cash flows for the year ended September 30, 2012, and from June 11, 2012 (inception) through September 30, 2012 did not (a) contain an adverse opinion or disclaimer of opinion, or (b) was modified as to uncertainty, audit scope, or accounting principles, or (c) contain any disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Donahue, would have caused it to make reference to the subject matter of the disagreements in connection with its reports, except that both such reports raised substantial doubts on the Company’s ability to continue as a going concern. None of the reportable events set forth in Item 304(a)(1)(iv) of Regulation S-K occurred during the period in which Chadwick served as the Company’s independent registered public accounting firm.

During the fiscal year ended September 30, 2012 and through Chadwick’s resignation on November 14, 2013, there were (1) no disagreements with Chadwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Chadwick, would have caused Chadwick to make reference to the subject matter of the disagreements in connection with its reports, and (2) no events of the type listed in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K.

The Company furnished Chadwick with a copy of this disclosure on January 27, 2014, providing Chadwick with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A copy of Chadwick’s letter to the SEC is filed as Exhibit 16.1 to this Report.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Forward Stock Split, Name Change and Symbol Change

On September 12, 2013, the Company filed a Certificate of Amendment to the Company’ s Articles of Incorporation to change the Company’s name from “Aviana Corp.” to “The Staffing Group Ltd.” and to implement a 6.5 for 1 forward stock split of the Company’s issued and outstanding common stock. It was approved by the Company’s board of directors and a majority of its stockholders. On October 9, 2013, the Company received approval from the Financial Industry Regulatory Authority ("FINRA") clearing a 6.5 for 1 forward stock split of the Company's issued and outstanding common stock. The forward split became effective in the market on October 15, 2013. The record date for the forward split was October 7, 2013.

On October 21, 2013, the Company’s stock symbol changed from "AVIA" to "TSGL." This also marks the effective date that the Company changed its name from Aviana Corp. to The Staffing Group, Ltd.

Item 8.01.	Other Events.

On January 22, 2014, the Company issued a press release disclosing the execution of the Exchange Agreement. A copy of the press release is included as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Share Exchange Agreement dated January 22, 2014.
3.1	Certificate of Amendment dated September 12, 2013
16.1	Letter from Ronald Chadwick, P.C.
99.1	Press Release dated January 22, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Staffing Group Ltd.

By:	/s/ Brian McLoone
Name:	Brian McLoone
Title:	President and Chief Executive Officer
Dated: January 27, 2014